Exhibit 99.1
Martha Stewart Living Omnimedia Reports Fourth Quarter and Full Year 2010 Results
— In the Quarter, Merchandising Revenue up 31% Excluding Kmart; Digital Ad Revenue up 26%;
15% Revenue Growth at Broadcast Driven by New Programming
NEW YORK, Feb. 16, 2011 /PRNewswire/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the fourth quarter and full year ended December 31, 2010. The Company reported revenue for the fourth quarter and full year of $72.6 million and $230.8 million, respectively.
Charles Koppelman, Executive Chairman and Principal Executive Officer, said: “2010 was an important year in the transformation of the Company. It was the beginning of our partnership with The Home Depot, which further expands the breadth and depth of our merchandising business; we launched a new home for our growing array of broadcast content on Hallmark Channel; and we unveiled a variety of digital offerings and applications that we feel enhance our brands and make Martha Stewart content even more accessible to our consumers. As we enter 2011, we believe our extraordinary portfolio of content and products gives the Company a solid foundation on which to build in the quarters and years ahead.”
Robin Marino, President and Chief Executive Officer of Merchandising, stated: “Merchandising made impressive strides throughout the year. We just celebrated the first anniversary of our partnership with The Home Depot, which was an important contributor to our performance in 2010. Our Martha Stewart Collection at Macy’s delivered strong results throughout the holiday season. We are also pleased with the performance of Martha Stewart Crafts and Martha Stewart Pets at PetSmart. As our product portfolio continues to expand and diversify, our Merchandising business is gaining momentum and we are counting on it being a key driver of future growth for our Company.”
Fourth Quarter 2010 Summary
Revenues were $72.6 million in the fourth quarter of 2010, compared to $87.6 million in the fourth quarter of 2009. The fourth quarter of 2009 included $16.8 million in revenue from the Kmart relationship, which concluded in early 2010. Also impacting the results was revenue of $2.8 million from TurboChef in the fourth quarter of 2009 with no comparable revenue in the fourth quarter of 2010.
Adjusted EBITDA for the fourth quarter of 2010 was $5.6 million, compared to $23.1 million in the prior year period. The fourth quarter of 2009 included the Kmart and TurboChef revenue described above, as well as a $3 million cash make-whole payment.
Operating income for the fourth quarter of 2010 was $3.4 million, compared to $21.3 million for the fourth quarter of 2009 for the reasons noted above.
Basic and diluted net income per share was $0.08 and $0.07, respectively, for the fourth quarter of 2010, compared to $0.38 and $0.37, respectively, for the fourth quarter of 2009.
Full-Year 2010 Summary
Revenues were $230.8 million in 2010, compared to $244.8 million in 2009. Included in the results was $24.5 million revenue from Kmart in 2009 and $1.2 million revenue from Kmart in 2010. Also impacting the results was revenue of $7.3 million from TurboChef in 2009 with no comparable revenue in 2010.
Adjusted EBITDA for the full-year 2010 was $1.4 million, compared to $15.3 million in the prior year. Results in 2009 included the Kmart and TurboChef revenues mentioned above and a $3 million cash make-whole payment.
Operating loss for the full-year 2010 was $(8.7) million, compared to an operating loss of $(12.0) million in 2009. Included in the 2009 results was an impairment charge of $(11.4) million in the Merchandising segment.

Net loss per share was $(0.18) for the full-year 2010, compared to a net loss per share of $(0.27) in 2009. Included in the 2009 results was the previously mentioned impairment charge of $(11.4) million or $(0.21) per share.
Fourth Quarter 2010 Results by Segment

	Three Months Ended, December 31
	(unaudited, in thousands)
	2010	2009
REVENUES
Publishing	$44,627	$47,619
Broadcasting	16,358	14,252
Merchandising	11,606	25,700

Total Revenues	$72,591	$87,571

ADJUSTED EBITDA
Publishing	$4,714	$6,084
Broadcasting	920	3,612
Merchandising	7,024	23,783
Corporate	(7,071)	(10,388)

Total Adjusted EBITDA	$5,587	$23,091

OPERATING INCOME/(LOSS)
Publishing	$4,440	$5,759
Broadcasting	777	2,871
Merchandising	6,848	24,594
Corporate	(8,647)	(11,923)

Total Operating Income	$3,418	$21,301

Publishing
As previously announced, results from our former Internet segment are now included in our Publishing segment for all periods presented.
Revenues in the fourth quarter of 2010 were $44.6 million, compared to $47.6 million in the prior year’s fourth quarter. The comparison with last year was negatively impacted by the timing of the Fall issue of Martha Stewart Weddings, for which revenues were recognized in the third quarter of 2010 and in the fourth quarter of 2009. In addition, print advertising revenue was down but was largely offset by an increase in digital advertising revenue.
Adjusted EBITDA was $4.7 million in the fourth quarter of 2010, compared to $6.1 million in the prior year’s quarter.
Operating income was $4.4 million for the fourth quarter of 2010, compared to $5.8 million in the fourth quarter of 2009.
Highlights
•	Digital advertising revenue was up 26% in the fourth quarter of 2010 versus the prior year quarter.

•	According to ComScore unified data, unique visitors across MSLO’s websites increased 40% compared to the fourth quarter of 2009 with page views up 69% over the prior year’s period.

•	Power Foods, MSLO’s latest cookbook, was published in December 2010 and promptly earned a spot on The New York Times’ Bestseller List in the Paperback Advice category.

•	A special issue of Martha Stewart Living, MSLO’s first digital magazine for the iPad, launched in November; the app quickly became the No. 1 paid app in the Lifestyle category on the App Store and was named one of Time Magazine’s top 10 magazine covers of 2010.

•	The “Martha Stewart Makes Cookies” baking app became the top-grossing app in the Lifestyle category on the App Store within hours of its November 2010 launch.

Broadcasting
Revenues in the fourth quarter of 2010 were $16.4 million, compared to $14.3 million in the fourth quarter of 2009, due to revenue from the delivery of new programming, partially offset by the absence of TurboChef from this year’s fourth quarter.
Adjusted EBITDA was $0.9 million for the fourth quarter of 2010 compared to $3.6 million in the prior year’s fourth quarter. The decrease is due primarily to the absence of TurboChef.
Operating income was $0.8 million for the fourth quarter of 2010, compared to operating income of $2.9 million in the fourth quarter of 2009.
Highlights
•	Ratings of The Martha Stewart Show on the Hallmark Channel improved over the course of the quarter, peaking during the December holiday season.

•	MSLO announced the addition of new programming on Hallmark Channel, including Martha Bakes, Martha Stewart’s first-ever baking series, and Petkeeping with Marc Morrone, a family-friendly series about pet care; both shows premiered in January 2011.

•	Hallmark Channel picked up Mad Hungry with Lucinda Scala Quinn for an additional 80 episodes; production began in January.

•	Chef Emeril Lagasse signed an agreement with the Food Network’s Cooking Channel for a new primetime show that is expected to debut in May. He also received a green light from Hallmark Channel for a new daily cooking show, which is expected to premiere in the fourth quarter of 2011.
Merchandising
Revenues were $11.6 million for the fourth quarter of 2010, as compared to $25.7 million in the prior year’s fourth quarter. Excluding Kmart revenues of $16.8 million, revenues increased 31% on a year-over-year basis in the fourth quarter.
Adjusted EBITDA was $7.0 million for the fourth quarter of 2010, compared to $23.8 million in the prior year’s fourth quarter. The fourth quarter of 2009 included Kmart revenue and a $3 million cash make-whole payment. Excluding Kmart and the make-whole payment, adjusted EBITDA increased 78% in the fourth quarter year-over-year.
Operating income was $6.8 million for the fourth quarter of 2010, compared to operating income of $24.6 million in the fourth quarter of 2009.
Highlights
•	The Martha Stewart Living line at The Home Depot continued to perform well with notably strong results for the carpet program and the new holiday assortment, which included trees, ornaments, decor and lighting.

•	The Martha Stewart Collection at Macy’s demonstrated double-digit, year-over-year sales growth in the quarter, driven by a robust holiday selling season, and an expanded assortment of soft home textiles.

•	Martha Stewart Pets at PetSmart and Martha Stewart Crafts also had strong holiday seasons.

•	Emeril’s coffee line with Timothy’s performed well in the quarter; the chef also launched a new line of cutlery with Sterling, a division of Lehrhoff, on HSN.
Corporate
Adjusted EBITDA was a loss of $(7.1) million in the fourth quarter of 2010 compared to a loss of $(10.4) million in the prior year’s quarter. Total Corporate expenses were $(8.6) million in the fourth quarter of 2010 compared to $(11.9) million in the prior year’s quarter. The decrease is largely due to savings in compensation-related expenses and lower rent expense.
The Company will host a conference call with analysts and investors on February 16th at 11:00 a.m. EDT that will be broadcast live over the Internet at www.marthastewart.com/ir, and an archived version will be available through March 3, 2011.

Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses consolidated net income/(loss) before interest income or expense, taxes, depreciation and amortization, impairment, non-cash equity compensation expense and other expense (including loss on equity securities)(“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period, (v) non-cash impairment charges, which are impacted by macro-economic conditions and do not necessarily reflect operating performance, and (vi) other income/(expense) which may include non-operational items.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into the following business segments: Publishing, Broadcasting, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.
Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses, anticipated growth, and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “position,” “expects,” “intends,” “plans,” “thinks,” “believes,” “estimates,” “potential,” “seem,” “counting” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; the failure of national and/or local economies to improve or renewed deterioration of such economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a renewed softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns to which our offerings are unable to respond; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships; and changes in government regulations affecting the Company’s industries.

Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.
Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended December 31,
(unaudited, in thousands, except per share amounts)

	2010	2009
REVENUES
Publishing	$44,627	$47,619
Broadcasting	16,358	14,252
Merchandising	11,606	25,700

Total revenues	72,591	87,571

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	38,397	34,310
Selling and promotion	17,399	17,762
General and administrative	12,434	13,485
Depreciation and amortization	943	1,881
Impairment charge	—	(1,168)

Total operating costs and expenses	69,173	66,270

OPERATING INCOME	3,418	21,301

OTHER INCOME/(EXPENSE)
Interest expense, net	(4)	(11)
Gain on sale of short-term investments	1,109	—
Other	8	—

Total other income/(expense)	1,113	(11)

INCOME BEFORE INCOME TAXES	4,531	21,290

Income tax provision	(427)	(537)

NET INCOME	$4,104	20,753

INCOME PER SHARE — BASIC AND DILUTED
Net income — Basic	$0.08	$0.38

Net income— Diluted	$0.07	$0.37

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	54,512	54,065
Diluted	55,789	55,620

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Twelve Months Ended December 31,
(unaudited, in thousands, except per share amounts)

	2010	2009
REVENUES
Publishing	$145,573	$146,100
Broadcasting	42,434	46,111
Merchandising	42,806	52,566

Total revenues	230,813	244,777

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	124,235	121,522
Selling and promotion	60,288	59,333
General and administrative	50,321	56,584
Depreciation and amortization	4,632	7,874
Impairment charge	—	11,432

Total operating costs and expenses	239,476	256,745

OPERATING LOSS	(8,663)	(11,968)

OTHER INCOME/(EXPENSE)
Interest expense, net	(66)	(101)
Loss on sale of fixed asset	(647)	—
Gain on sale of short-term investments	1,512	—
Loss on equity securities	—	(547)
Other	(15)	(236)

Total other income/(expense)	784	(884)

LOSS BEFORE INCOME TAXES	(7,879)	(12,852)

Income tax provision	(1,717)	(1,726)

NET LOSS	$(9,596)	$(14,578)

LOSS PER SHARE — BASIC AND DILUTED
Net Loss	$(0.18)	$(0.27)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	54,440	53,880

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$23,204	$25,384
Short-term investments	10,091	13,085
Accounts receivable, net	59,250	56,364
Inventory	5,309	5,166
Deferred television production costs	2,413	3,788
Other current assets	4,772	5,709

Total current assets	105,039	109,496

PROPERTY, PLANT AND EQUIPMENT, net	14,507	17,268
GOODWILL, net	45,107	45,107
OTHER INTANGIBLE ASSETS, net	46,547	47,070
OTHER NONCURRENT ASSETS, net	11,114	10,850

Total assets	$222,314	$229,791

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$30,062	$26,752
Accrued payroll and related costs	6,541	7,495
Current portion of deferred subscription income	18,734	18,587
Current portion of other deferred revenue	4,732	4,716
Current portion loan payable	1,500	—

Total current liabilities	61,569	57,550

DEFERRED SUBSCRIPTION INCOME	4,529	5,672
OTHER DEFERRED REVENUE	1,413	2,759
LOAN PAYABLE	7,500	13,500
DEFERRED INCOME TAX LIABILITY	4,528	3,200
OTHER NONCURRENT LIABILITIES	3,742	3,290

Total liabilities	83,281	85,971

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 28,753 and 28,313 shares outstanding in 2010 and 2009, respectively.	288	283
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,318 and 26,690 shares outstanding in 2010 and 2009, respectively.	263	267
Capital in excess of par value	295,576	290,387
Accumulated deficit	(156,201)	(146,605)
Accumulated other comprehensive (loss)/income	(118)	263

	139,808	144,595

Less class A treasury stock — 59 shares at cost	(775)	(775)

Total shareholders’ equity	139,033	143,820

Total liabilities and shareholders’ equity	$222,314	$229,791

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended December 31,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of net income, a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to net income, non-cash equity compensation, depreciation and amortization, non-cash impairment charge adjustments, other income/(expense) and income taxes are added back.

	2010	2009
ADJUSTED EBITDA
Publishing	$4,714	$6,084
Broadcasting	920	3,612
Merchandising	7,024	23,783
Corporate	(7,071)	(10,388)

Adjusted EBITDA	5,587	23,091

NON-CASH EQUITY COMPENSATION
Publishing	69	(219)
Broadcasting	13	188
Merchandising	168	344
Corporate	976	764

Total Non-Cash Equity Compensation	1,226	1,077

DEPRECIATION AND AMORTIZATION
Publishing	205	544
Broadcasting	130	553
Merchandising	8	13
Corporate	600	771

Total Depreciation and Amortization	943	1,881

IMPAIRMENT CHARGE
Merchandising	—	(1,168)

Total Impairment Charge	—	(1,168)

OPERATING (LOSS) / INCOME
Publishing	4,440	5,759
Broadcasting	777	2,871
Merchandising	6,848	24,594
Corporate	(8,647)	(11,923)

Total Operating Income	3,418	21,301

OTHER INCOME / (EXPENSE)
Interest expense, net	(4)	(11)
Gain on equity securities	8	—
Gain on sale of short-term investments	1,109	—

Total other income/(expense)	1,113	(11)

INCOME BEFORE INCOME TAXES	4,531	21,290

Income tax provision	(427)	(537)

NET INCOME	$4,104	$20,753

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Twelve Months Ended December 31,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of net loss, a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to net loss, non-cash equity compensation, depreciation and amortization, non-cash impairment charges, other income/(expense) and income taxes are added back.

	2010	2009
ADJUSTED EBITDA
Publishing	$4,329	$3,255
Broadcasting	(470)	8,418
Merchandising	25,847	38,613
Corporate	(28,336)	(35,001)

Adjusted EBITDA	1,370	15,285

NON-CASH EQUITY COMPENSATION
Publishing	552	1,233
Broadcasting	230	889
Merchandising	803	1,468
Corporate	3,816	4,357

Total Non-Cash Equity Compensation	5,401	7,947

DEPRECIATION AND AMORTIZATION
Publishing	1,127	2,191
Broadcasting	878	1,389
Merchandising	43	62
Corporate	2,584	4,232

Total Depreciation and Amortization	4,632	7,874

IMPAIRMENT CHARGE
Merchandising	—	11,432

Total Impairment Charge	—	11,432

OPERATING (LOSS) / INCOME
Publishing	2,650	(169)
Broadcasting	(1,578)	6,140
Merchandising	25,001	25,651
Corporate	(34,736)	(43,590)

Total Operating Loss	(8,663)	(11,968)

OTHER INCOME / (EXPENSE)
Interest expense, net	(66)	(101)
Loss on sale of fixed asset	(647)	—
Gain on sale of short-term investments	1,512	—
Loss on equity securities	—	(547)
Other	(15)	(236)

Total other income/(expense)	784	(884)

LOSS BEFORE INCOME TAXES	(7,879)	(12,852)

Income tax provision	(1,717)	(1,726)

NET LOSS	$(9,596)	$(14,578)

CONTACT: Katherine Nash, Corporate Communications and Investor Relations, Martha Stewart Living Omnimedia, Inc., +1-212-827-8722, knash@marthastewart.com